Exhibit 10.3

SECOND AMENDMENT TO

CREDIT AGREEMENT & AMENDMENT TO RESIDUAL ROYALTY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO RESIDUAL ROYALTY AGREEMENT (this “Amendment”), dated as of May 13, 2019, is entered into by and among VERU INC., a Wisconsin corporation (“Borrower”), each of the undersigned financial institutions (individually each a “Lender” and collectively “Lenders”) and SWK FUNDING LLC, a Delaware limited liability company, in its capacity as administrative agent for the other Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Borrower, Agent and Lenders entered into that certain Credit Agreement dated as March 5, 2018 (as the same may be amended, modified or restated from time to time, being hereinafter referred to as the “Credit Agreement”);

WHEREAS, Borrower and Agent entered into that certain Residual Royalty Agreement dated as of March 5, 2018, (as the same may be amended, modified or restated from time to time, being hereinafter referred to as the “Royalty Agreement”); and

WHEREAS, Borrower, Agent and Lenders, desire to amend the Credit Agreement and the Royalty Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Article I Definitions
1.1 Capitalized terms used in this Amendment are defined in the Credit Agreement or the Royalty Agreement, as applicable, as each is amended hereby, unless otherwise stated.
Article II Amendments
2.1 Amendments to Credit Agreement.
2.1.1 Amendments to Section 1.1. Effective as of the date hereof, Section 1.1 of the Credit Agreement is hereby amended as follows:
(a) The definition of “Revenue-Based Cap” is amended and restated to read as follows:

“Revenue-Based Cap means, as of any date of determination, an amount equal to (i) 1.765 multiplied by (ii) the aggregate amount of the Term Loan actually advanced by Lenders pursuant to Section 2.2 hereof on or prior to such date.”

(b) The definitions of “Subsequent Term Loan A” and “Subsequent Term Loan B” are deleted in their entirety, and any reference to such terms in the Credit Agreement or any other Loan Document shall be deemed to be a reference to the Term Loan as made on the Closing Date.

(c) The definition of “Term Loan” is amended and restated to read as follows:

“Term Loan has the meaning set forth in Section 2.1.”

(d) The definition of “Term Loan Commitment” is amended and restated to read as follows:

“Term Loan Commitment means $10,000,000.”

2.1.2 Amendment to Section 2.1. Effective as of the date hereof, Section 2.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“2.1Term Loan Commitments.

On and subject to the terms and conditions of this Agreement, each Lender, severally and for itself alone, agrees to make a multi-draw term loan to Borrower (each such loan, individually and collectively, a “Term Loan”) in an amount equal to such Lender’s applicable Pro Rata Term Loan Share of the Term Loan Commitment.  The Commitments of Lenders to make any portion of the Term Loan shall terminate concurrently with the making of such portion of the Term Loan, such portion terminated to equal the amount of such Term Loan.  The Loan is not a revolving credit facility, and therefore any amount thereof that is repaid or prepaid by Borrower, in whole or in part, may not be re-borrowed.”

2.1.3 Amendment to Section 2.2. Effective as of the date hereof, Section 2.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

“2.2Loan Procedures

On the Closing Date, Lenders advanced to Borrower an amount equal to Ten Million and No/100 Dollars ($10,000,000).  Pursuant to that certain Second Amendment to Credit Agreement  and Amendment to Residual Royalty Agreement, dated as of May 13, 2019, Agent, Lenders and Borrower agreed to terminate the availability of the “Subsequent Term Loan A” and “Subsequent Term Loan B” (as such terms were defined in this Agreement prior to giving effect to such Amendment).”

2.1.4 Amendment to Section 2.3. Effective as of the date hereof, Section 2.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

“2.3Commitments Several.

The failure of any Lender to make the initial Term Loan on the Closing Date shall not relieve any other Lender of its obligation (if any) to make a Loan on the applicable date, but no Lender shall be responsible for the failure of any other Lender to make any Term Loan to be made by such other Lender.”

2.1.5 Amendment to Section 2.9.1(a). Effective as of the date hereof, Section 2.9.1(a)(i) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(i) the aggregate Revenue-Based Payments payable during the period commencing as of January 1 of the calendar year of which such Fiscal Quarter is part, through the end of such Fiscal Quarter (such elapsed portion of the Fiscal Year, the “Elapsed Period”), calculated as,

(A)if the Product Revenue for the twelve (12) month period ended as of the last day of such Fiscal Quarter is less than $10,000,000, then thirty-two and one-half of one percent (32.50%) of Product Revenue during the Elapsed Period; or

(B)if the Product Revenue for the twelve (12) month period ended as of the last day of such Fiscal Quarter is equal to or greater than $10,000,000, then:

(1) as it relates to each Fiscal Quarter in the 2019 calendar year, the sum of:

(aa)Twelve and one-half of one percent (12.50%) of Product Revenue during the Elapsed Period up to and including $12,500,000; plus

(bb)Five percent (5.00%) of Product Revenue during the Elapsed Period greater than $12,500,000; minus;

(2) as it relates to each Fiscal Quarter in the 2020 calendar year, the sum of:

(aa)Twenty-five percent (25.00%) of Product Revenue during the Elapsed Period up to and including $12,500,000; plus

(bb)Ten percent (10.00%) of Product Revenue during the Elapsed Period greater than $12,500,000; minus; or

(3) as it relates to the Fiscal Quarter ending March 31, 2021 and for each Fiscal Quarter thereafter, the sum of:

(aa)Thirty percent (30.00%) of Product Revenue during the Elapsed Period up to and including $12,500,000; plus

(bb)Twenty percent (20.00%) of Product Revenue during the Elapsed Period greater than $12,500,000; minus”

2.1.6 Amendment to Section 5. Effective as of the date hereof, the introductory sentence in Section 5 of the Credit Agreement is amended and restated to read as follows:

“To induce Agent and Lenders to enter into this Agreement and to induce Lenders to make the Loan hereunder, Borrower represents and warrants to Agent and Lenders, as of the Closing Date that:”

2.1.7 Amendment to Annex I. Effective as of the date hereof, Annex I to the Credit Agreement is amended and restated to read as follows:

ANNEX I

Commitments and Pro Rata Term Loan Shares

Lender	Commitment	Pro Rata Term Loan Share
SWK Funding LLC	$10,000,000	100%

2.2 Amendments to Royalty Agreement.

2.2.1 Amendment to Section 1.1.  Effective as of the date hereof, the definition of “Residual Royalty Commencement Date” in Section 1.1 of the Royalty Agreement is hereby amended and restated to read as follows:

“‘Residual Royalty Commencement Date” means, the date on which Product Revenue received by the Company would have otherwise resulted in the payment in full of the Deemed Residual Royalty Return Premium (as defined herein) pursuant to the payment mechanics set forth in Section 2.9.1 of the Credit Agreement without taking into account the amendments to such Section 2.9.1 as set forth in that certain Second Amendment to Credit Agreement and Amendment to Residual Royalty Agreement dated as of May 13, 2019.  For the avoidance of doubt, because the Deemed Residual Royalty Return Premium will be calculated without giving effect to the amendments to Section 2.9.1 as set forth in that certain Second Amendment to Credit Agreement and Amendment to Residual Royalty

Agreement dated as of May 13, 2019, SWK may not have actually received an amount equal to the Deemed Residual Royalty Return Premium on such date pursuant to Section 2.9.1 as of the Residual Royalty Commencement Date.”

2.2.2 Addition to Section 1.1. Effective as of the date hereof, the following definitions are hereby added to Section 1.1 of the Royalty Agreement:

“‘Deemed Residual Royalty Return Premium’ means, as of any date of determination, an amount equal to the sum (if positive) of: (a) Residual Royalty Revenue-Based Cap, minus (b) all Revenue-Based Payments that would have been paid to Agent, for the benefit of Lenders, on or prior to such date pursuant to the payment mechanics set forth in Section 2.9.1 of the Credit Agreement without taking into account the amendments to such Section 2.9.1 as set forth in that certain Second Amendment to Credit Agreement and Amendment to Residual Royalty Agreement dated as of May 13, 2019, minus (c) the outstanding principal amount of the Loans as of such date.”

“‘Residual Royalty Revenue-Based Cap’ means, as of any date of determination, an amount equal to (i) 1.75 multiplied by (ii) the aggregate amount of the Term Loan actually advanced by Lenders pursuant to Section 2.2 of the Credit Agreement on or prior to such date.”

2.2.3 Amendment to Section 2.1(a). Effective as of the date hereof, Section 2.1(a) of the Royalty Agreement is amended and restated in its entirety to read as follows:

“(a)Commencing as of the Residual Royalty Commencement Date, the Company promises to pay to SWK an amount based on a percentage of the aggregate of (without duplication) the Net Sales, Royalties and any other income or revenue realized by the Company solely related to or arising from the FC2 Product, calculated in accordance with GAAP (collectively, the “Product Revenue”) in each Fiscal Quarter (or, in the case of the initial Fiscal Quarter in which the Residual Royalty Commencement Date occurs, partial Fiscal Quarter) (the “Revenue-Based Payment”).  The Revenue-Based Payment with respect to each Fiscal Quarter shall be payable on the Payment Date next following the end of such Fiscal Quarter.  The Revenue-Based Payment with respect to each Fiscal Quarter shall be calculated as, five percent (5.00%) of Product Revenue during the applicable Fiscal Quarter (or portion thereof during the first Fiscal Quarter).  For purposes of clarity, (i) Product Revenue pertaining to any Fiscal Quarter (or portion thereof with respect to the Fiscal Quarter containing the Residual Royalty Commencement Date) arising prior to the Residual Royalty Commencement Date, and all payments relating thereto, shall be payable in accordance with the terms of the Credit Agreement, (ii) all Product Revenue pertaining to the portion of the Fiscal Quarter containing the Residual Royalty Commencement Date occurring after the Residual Royalty Commencement Date and all Product Revenue pertaining to any Fiscal Quarters thereafter until the date on which the Obligations under the Credit Agreement are Paid in Full (the “Payoff Date”), and all payments relating thereto, shall be payable in accordance with the terms of both the Credit Agreement and this Agreement, on a separate basis, and (iii) all Product Revenue pertaining to the portion of the Fiscal Quarter containing the Payoff Date occurring after the Payoff Date and all Product Revenue pertaining to any Fiscal Quarters thereafter, and all payments relating thereto, shall be payable in accordance with the terms of this Agreement.  For further clarity, (i) each dollar of Product Revenue pertaining to the period between the Residual Royalty Commencement Date and the Payoff Date, will be subject to both the obligation to pay a percentage thereof to the Agent under the Credit Agreement and the obligation to pay a percentage thereof to SWK as a Revenue-Based Payment hereunder, and (ii) in no event will any amounts paid under the Credit Agreement satisfy any portion of the Company’s obligations under this Agreement nor shall any amounts paid under this Agreement satisfy any portion of the Company’s obligations under the Credit Agreement.”

Article III

Conditions Precedent

3.1 Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent in its sole discretion:

(A) Agent shall have received this Amendment duly executed by Borrower.

(B) The representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(C) No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

(D) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent; and Borrower shall provide to Agent an officer’s certificate with resolutions in form and substance acceptable to Agent.

Article IV

No Waiver, Ratifications, Representations and Warranties

4.1 No Waiver.  Nothing contained in this Amendment or any other communication between Agent, any Lender, Borrower or any other Loan Party shall be a waiver of any past, present or future violation, Default or Event of Default of Borrower under the Credit Agreement or any Loan Document.  Agent and each Lender hereby expressly reserves any rights, privileges and remedies under the Credit Agreement and each Loan Document that Lender may have with respect to any violation, Default or Event of Default, and any failure by Agent or any Lender to exercise any right, privilege or remedy as a result of the violations set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent or any Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Loan Document, (ii) amend or alter any provision of the Credit Agreement or any Loan Document or any other contract or instrument or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any other Loan Party or any rights, privilege or remedy of Agent or any Lender under the Credit Agreement or any Loan Document or any other contract or instrument.  Nothing in this Amendment shall be construed to be a consent by Agent or any Lender to any prior, existing or future violations of the Credit Agreement or any Loan Document.

4.2 Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower, the other Loan Parties, Lenders and Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Borrower and the other Loan Parties agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

4.3 Representations and Warranties.  Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment, any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the organizational documents of Borrower or such Loan Parties; (b) Borrower’s directors have authorized the execution, delivery and performance of this Amendment any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent such representations and warranties expressly relate to an earlier date); (d) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; (e) Loan Parties are in full compliance in all material respects with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (f) except as disclosed to Agent, Borrower has not amended its organizational documents since the date of the Credit Agreement.

Article V

Miscellaneous Provisions

5.1 Survival of Representations and Warranties.   All representations and warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely upon them.

5.2 Reference to Credit Agreement.  Each of the Credit Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

5.3 Expenses of Agent.  As provided in the Credit Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent, or its Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of legal counsel, and all costs and expenses incurred by Agent and each Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the reasonable costs and fees of legal counsel.

5.4 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent and each Lender and Borrower and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

5.6 Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts for purposes of this Section 5.6, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment.

5.7 Effect of Waiver.  No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9 Applicable Law.  THE TERMS AND PROVISIONS OF SECTIONS 10.17 (GOVERNING LAW) AND 10.18 (FORUM SELECTION; CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

5.10 Final Agreement.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY Borrower AND AGENT.

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Part 1.

Exhibit 10.3

IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first written above.

BORROWER:

___________________________________________
VERU INC., a Wisconsin corporation By: Name: Title:___________________________________________